UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/28/2011

eBay Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24821

Delaware	77-0430924
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2145 Hamilton Avenue, San Jose, California
(Address of principal executive offices, including zip code)

(408) 376-7400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2011, eBay Inc. (the "Company") announced that Katie Mitic had been appointed as a new member of the Company's Board of Directors. A copy of the Company's press release announcing Ms. Mitic's appointment is attached as an exhibit to this filing.

Ms. Mitic's term on the Board of Directors began on September 28, 2011. Ms. Mitic fills a vacancy created by an increase in the size of the Board of Directors from 11 to 12. The Company's Certificate of Incorporation and Bylaws provide for its Board of Directors to be divided into three classes, with each class having a three-year term. Ms. Mitic will be a member of the second class of directors, with a term of office expiring at the Company's annual meeting of stockholders in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

Date: September 29, 2011	By:	/s/ Brian H. Levey
Brian H. Levey
Vice President, Deputy General Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.01	Press Release dated September 29, 2011, announcing that Katie Mitic had been appointed as a member of the Board of Directors of eBay Inc.